Exhibit 10.21

STOCK OPTION AGREEMENT

FOR NONEMPLOYEE DIRECTORS

THIS AGREEMENT, made as of                      (the “Grant Date”), between Zep Inc., a Delaware corporation (the “Company”), and                                          (the “Optionee”).

WHEREAS, the Company has adopted the Zep Inc. Long-Term Incentive Plan (the “Plan”) in order to provide additional incentive to certain officers, key employees and nonemployee directors of the Company and its Subsidiaries; and

WHEREAS, the Optionee performs services as a nonemployee director of the Company; and

WHEREAS, the Committee responsible for administration of the Plan has determined to grant the Option to the Optionee as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Grant of Option.

1.1 The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of              whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.

1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.4 The Option is conditioned upon Optionee’s execution of this Agreement. If the Agreement is not executed by the Optionee, the Option may be canceled by the Committee.

2.	Purchase Price.

The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be              per Share.

3.	Duration of Option.

The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Sections 1.4 and 6 hereof.

4.	Vesting and Exercisability of Option.

The Option shall vest, and may be exercised, with respect to the Shares as set forth in the Optionee Statement attached hereto and made a part hereof, subject to earlier termination of the Option as provided in Sections 1.4 and 6 hereof or in the Plan. The right to purchase the Shares as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein.

5.	Manner of Exercise and Payment.

5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by either (i) delivery of written notice to the Company, at its principal executive office or (ii) online notice given to an online broker with which the Company has made arrangement for the exercise of employee stock options, which notice satisfies the form and conditions set forth in such arrangement, which shall be provided to the Grantee from time to time. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and, if delivered in writing to the Company, shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for any Shares purchased pursuant to the exercise of an Option and shall be paid in full upon such exercise, (i) in cash, by check, by transferring Shares to the Company or by attesting to the ownership of Shares, upon such terms and conditions as may be acceptable to the Committee or (ii) by such arrangement as is made by the Company with the designated online broker. Any Shares the Optionee transfers to the Company or attests to owning as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

5.2 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 15 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

5.3 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

6.	Termination of Service.

6.1 In General.

If the service as a director of the Company of the Optionee shall terminate for any reason, other than for the reasons set forth in Section 6.2 below, the Option shall continue to be exercisable (to the extent the Option was vested and exercisable on the date of the Optionee’s termination of service) at any time within three (3) years after the date of such termination of service, but in no event after the expiration of the Exercise Term.

6.2 Termination of Service Due to Death or Disability; Termination for Cause.

If the Optionee’s termination of service is due to death or Disability, the following shall apply:

(a)	Termination Due To Death. In the event the Optionee dies while serving as a director, the Option shall become immediately and fully exercisable, and shall remain exercisable at any time prior to the end of the Exercise Term, or for three (3) years after the date of death, whichever period is shorter, by such person(s) that have acquired the Optionee’s rights under such Options by will or by the laws of descent and distribution, or if no such person exists, the Optionee’s estate or representative of the Optionee’s estate.

(b)	Termination by Disability. In the event the service of the Optionee is terminated by reason of Disability, the Option shall become immediately and fully exercisable as of the date the Committee determines the Optionee terminated service for Disability and shall remain exercisable at any time prior to the end of the Exercise Term, or for three (3) years after the date of termination, whichever period is shorter.

(c)	Termination for Cause. In the event the Optionee’s service is terminated for cause, the Option shall immediately terminate in full and no rights hereunder may be exercised.

7.	Effect of Change in Control.

Notwithstanding anything contained to the contrary in this Agreement, in the event of a Change in Control, the Option shall become immediately and fully exercisable, and the Committee, in its discretion, may terminate the Option, provided that at least 30 days prior to the Change in Control, the Committee notifies the Optionee that the Option will be terminated and provides the Optionee, at the election of the Committee, (i) the right to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the greater of (x) the Fair Market Value on the date preceding the date of surrender, of the shares subject to the Option or portion of the Option surrendered, or (y) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered, over (B) the aggregate purchase price for such Shares under the Option; (ii) or the right to exercise all Options (including the Options vested as a result of the Change in Control) immediately prior to the Change in Control.

8.	Transferability.

The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

9.	No Right to Continued Service.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of service as a director of the Company.

10.	Adjustments.

In the event of a Change in Capitalization, the Committee shall make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee’s adjustment shall be made in accordance with the provisions of Section 4(d) of the Plan and shall be effective and final, binding, and conclusive for all purposes of the Plan and this Agreement.

11.	Director Bound by the Plan.

The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

12.	Modification of Agreement.

This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by mutual agreement of the parties in writing.

13.	Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14.	Governing Law.

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof.

15.	Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon each successor corporation. This Agreement shall inure to the benefit of the Optionee’s legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Optionee’s heirs, executors, administrators, and successors.

16.	Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on the Optionee and the Company for all purposes.

ATTEST:	ZEP INC.

By:

GRANTEE:

OPTIONEE STATEMENT

Option Type:

Grant Date:

Shares Granted:

Vesting Dates:

	Vest Date	Shares Vesting

Expiration Date: